UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2022

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

114 W 7th Street, Suite 240
Austin,	Texas	78701	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.
On May 19, 2022, Green Dot Corporation (the "Company") held its 2022 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as follows:
1.To elect eleven directors, each to serve for a one-year term expiring at the 2023 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Chris Brewster	41,628,014	1,819,528	28,896	4,946,309
Glinda Bridgforth Hodges	40,980,355	2,462,691	33,392	4,946,309
Rajeev V. Date	41,612,080	1,830,523	33,835	4,946,309
Saturnino Fanlo	41,252,080	2,197,478	26,880	4,946,309
Peter Feld	42,931,257	505,762	39,419	4,946,309
George Gresham	40,210,436	3,236,852	29,150	4,946,309
Dan R. Henry	42,755,654	694,276	26,508	4,946,309
William I Jacobs	41,024,555	2,388,323	63,560	4,946,309
Jeffrey B. Osher	41,077,017	2,373,800	25,621	4,946,309
Ellen Richey	39,011,706	4,051,505	413,227	4,946,309
George T. Shaheen	40,656,559	2,408,576	411,303	4,946,309
2.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
47,765,795	627,464	29,488	—
3.To vote on a non-binding advisory resolution to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
41,448,745	1,964,896	62,797	4,946,309
Each of the directors named under Proposal No. 1 was elected, based on the recommendation of the Company's Board of Directors in the 2022 Proxy Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Kristina Lockwood
Kristina Lockwood
General Counsel and Secretary

Date: May 20, 2022